As filed with the Securities and Exchange Commission
                         on May 1, 1998
                                       Registration No. 333-_____
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                    NATIONAL FUEL GAS COMPANY
       (Exact name of issuer as specified in its charter)

          New Jersey                          13-1086010
(State or other jurisdiction of               (I.R.S. Employer)
incorporation or organization)                Identification No.)

                       10 Lafayette Square
                     Buffalo, New York 14203
             (Address of Principal Executive Office)

                   1997 AWARD AND OPTION PLAN
                    (Full title of the plan)

                       Curtis W. Lee, Esq.
                    National Fuel Gas Company
                       10 Lafayette Square
                    Buffalo, New York  14203
             (Name and address of agent for service)

                          716-857-7812
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

 Title of                Proposed     Proposed Max.
securities   Amount      offering       aggregate     Amount of
  to be      to be       price per      offering     registration
registered registered    share(3)        price           fee

Common Stock
one dollar
($1.00) par
value       1,900,000
            shares(1)      $44.38     $84,322,000      $24,875

Common Stock
Purchase
Rights      1,900,000
            rights(2)         -             -              -

     (1) The number of shares are subject to adjustment with the anti-dilution provisions of the Plan. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

     (2) Since no separate consideration is paid for the Common Stock Purchase Rights ("Rights"), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

     (3) Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(c); calculated on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 27, 1998.

_________________________________________________________________
_________________________________________________________________

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, (the
"Securities Act").


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, as amended on Form 10-Q/A dated March 2, 1998;

          (c)  The Company's Current Report on Form 8-K dated
               April 29, 1998;

          (d) The Company's Registration Statement on Form 8-A dated June 14, 1996.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

          DESCRIPTION OF THE COMPANY'S COMMON STOCK

General

          The following is a brief summary of certain of the terms and provisions of the Company's Common Stock. This summary does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Company's Restated Certificate of Incorporation, as amended (Restated Certificate of Incorporation), By-Laws, as amended, and the Rights Agreement, dated as of June 12, 1996, between the Company and Marine Midland Bank ("Rights Agreement"). Reference is also made to the Company's Indenture, dated as of October 14, 1974 between the Company and the Bank of New York (formerly Irving Trust Company) as supplemented.

          No shares of preferred stock ("Preferred Stock") of the Company are currently outstanding. However, the Board of Directors of the Company has the ability to issue one or more series of Preferred Stock from time to time with such powers, designations, preferences, rights and qualifications as the Board of Directors may determine subject to such powers, designations, preferences, rights and qualifications as are contained in the Company's Restated Certificate of Incorporation. The actual effect of the Preferred Stock upon the rights of the holders of the Company's Common Stock can not be stated until the Company's Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. Such effects, however, might include (a) restrictions on dividends on the Company's Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Company's Common Stock; (c) restrictions on the rights of the holders of the Company's Common Stock to share in the Company's assets upon liquidation due to satisfaction of any liquidation preference granted to the Preferred Stock; and (d) dilution of rights of holders of the Company's Common Stock to share in the Company's assets upon liquidation if the Preferred Stock is participating with respect to distributions upon such liquidation.

Dividend Rights

          The holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available for the payment of such dividends. The Board of Directors' ability to declare dividends on Common Stock may also be limited by the rights and preferences of certain series of Preferred Stock which may be issued from time-to-time and by the terms of instruments defining the rights of holders of outstanding indebtedness of the Company.

Voting Rights and Classification of the Board of Directors

          The holders of Common Stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the Common Stock is required for the merger or consolidation of the Company or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

Liquidation Rights

          Upon any dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all of the Company's assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of Preferred Stock.

Preemptive Rights

          Holders of Common Stock and any series of Preferred
Stock that may be issued have no preemptive right to purchase or subscribe for any shares of capital stock of the Company.

Common Stock Purchase Rights

          The holders of the Common Stock have one right ("Right") for each of their shares. Each Right, which will initially be evidenced by the Common Stock certificates representing the outstanding shares of Common Stock, entitles the holder to purchase one-half of one share of Common Stock at a purchase price of $130 per share, being $65 per half share, subject to adjustment ("Purchase Price").

          Until the earliest to occur of (i) ten days following the date ("Shares Acquisition Date") of the public announcement that a person or affiliated group ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 10% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer, or exchange offer, the consummation of which would result in such person acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 10% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any shares of Common Stock outstanding, by the Common Stock certificates representing those outstanding shares.

          Subject to redemption or exchange of the Rights, at any time following the Distribution Date, each holder of a Right will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right then in effect. However, all Rights that are, or under certain circumstances were, beneficially owned by any Acquiring Person will be null and void.

          In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power are sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right then in effect.

          At any time prior to the end of the business day on the tenth day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"), payable in cash or stock. This decision to redeem the Rights shall require, in certain circumstances, the concurrence of a majority of the independent directors. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, which shall become void), in whole or in part, at an exchange ratio of one share of Common Stock and/or other securities, cash or other assets deemed to have the same value as one share of Common Stock, per Right, subject to adjustments.

          The Rights will expire on July 31, 2006, unless they are exchanged or redeemed (as described above) earlier than that date.

          Upon exercise of the Rights, the Company may require additional regulatory approvals.

          The Rights have anti-takeover effects because they will cause substantial dilution of the Common Stock if a person attempts to acquire the Company on terms not approved by the Board of Directors.

Business Combinations

          The Company's Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other "Business Combination" by the Company or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of the Company's outstanding Common Stock ("Substantial Stockholder") or with an affiliate of any such stockholder ("Affiliate"). The term Substantial Stockholder does not include the Company, any of its subsidiaries, or any Trustee holding Common Stock of the Company for the benefit of the employees of the Company or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of Common Stock and the form of consideration paid, and require that the holders of Common Stock be furnished certain information about the Business Combination prior to voting on it. Business Combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions: a merger, consolidation or share exchange; a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a Business Combination by certain directors of the Company in accordance with provisions of the Restated Certificate of Incorporation; the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a Business Combination by certain directors of the Company in accordance with provisions of the Restated Certificate of Incorporation; the adoption of a plan of liquidation or dissolution of the Company; or any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of the Company that is owned by any substantial stockholder or by any affiliate of a substantial stockholder.

          The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of Preferred Stock, the approval of a majority of the entire Board, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

Listing

          The Company's Common Stock is listed on the New York
Stock Exchange.

Transfer Agent and Registrar

          The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C., South Hackensack,
New Jersey.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          The New Jersey Business Corporation Act (the "Act") permits the indemnification of, among others, its directors and officers and requires the indemnification of such persons against expenses where they have been successful on the merits or otherwise in certain types of actions. The indemnification provided by the Act does not exclude any other right of indemnification which the director or officer may have under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise.

          Article II, Section 8 of the Company's by-laws provides for indemnification of officers and directors who have met certain standards of conduct.

          The Company maintains an insurance policy to cover, after the deductible amount, its indemnification payments to its officers and directors up to a stated limit.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          See the Exhibit Index following the Signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                   (ii)  To reflect in the prospectus any facts
               or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
               Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on May 1, 1998.


                                   National Fuel Gas Company


                              By:  /s/ B.J. Kennedy
                                   B.J. Kennedy
                                   Chairman of the Board,
                                   President and Chief Executive
                                   Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above.

Signature                     Title


/s/ B.J. Kennedy         Chairman of the Board,   May 1, 1998
B.J. Kennedy             President, Chief
                         Executive Officer and
                         Director


/s/ P.C. Ackerman        Senior Vice President    May 1, 1998
P.C. Ackerman            (Principal Financial
                         Officer and Director)


/s/ R.T. Brady           Director                 May 1, 1998
R.T. Brady


/s/ H.V. Glynn           Director                 May 1, 1998
J.V. Glynn


/s/ W.J. Hill            Director                 May 1, 1998
W.J. Hill


/s/ B.S. Lee             Director                 May 1, 1998
B.S. Lee


/s/ E.T. Mann            Director                 May 1, 1998
E.T. Mann

/s/ G.L. Mazanec         Director                 May 1, 1998
G.L. Mazanec


/s/ G.H. Schofield       Director                 May 1, 1998
G.H. Schofield


/s/ J.P. Pawlowski       Treasurer and            May 1, 1998
J.P. Pawlowski           Principal Accounting
                         Officer

                          EXHIBIT INDEX

Exhibit No.                                            Page No.

4-1                 Restated Certificate of
                    Incorporation of National Fuel
                    Gas Company, dated March 15, 1985
                    (Incorporated by Reference to
                    Exhibit 4-4 in File No. 70-6667).

4-2                 Certificate of Amendment of
                    Restated Certificate of
                    Incorporation of National Fuel
                    Gas Company, dated March 9, 1987
                    (Incorporated by Reference to
                    Exhibit 3-3 in File No. 70-734).

4-3                 Certificate of Amendment of
                    Restated Certificate of
                    Incorporation of National Fuel
                    Gas Company, dated February 22,
                    1988 (Incorporated by Reference
                    to Exhibits B-5 in File
                    No. 70-7478).

4-4                 Certificate of Amendment of
                    Restated Certificate of
                    Incorporation, dated March 17,
                    1992.  (Incorporated by Reference
                    to Exhibit 4-4 in File
                    No. 70-811).

4-5                 Certificate of Amendment of Restated
                    Certificate of Incorporation dated
                    April 3, 1998.

4-6                 Bylaws of the Company, as amended.
                    through September 18, 1997
                    (Incorporated by Reference to
                    Exhibit A-2, in File No. 70-9149).

4-7 Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 2(b) in File No. 2-51796).

4-8                 Third Supplemental Indenture dated as
                    of December 1, 1982, to Indenture dated
                    as of October 15, 1974, between the
                    Company and The Bank of New York
                    (formerly Irving Trust Company)
                    (Exhibit 4(a)(4) in File No. 33-49401).

4-9                 Tenth Supplemental Indenture dated as
                    of February 1, 1992, to Indenture dated
                    as of October 15, 1974, between the
                    Company and The Bank of New York
                    (formerly Irving Trust Company)
                    (Exhibit 4(a), Form 8-K dated
                    February 14, 1992 in File No. 1-3880).

4-10                Eleventh Supplemental Indenture dated
                    as of May 1, 1992, to Indenture dated
                    as of October 15, 1974, between the
                    Company and The Bank of New York
                    (formerly Irving Trust Company)
                    (Exhibit 4(b), Form 8-K dated
                    February 14, 1992 in File No. 1-3880).

4-11                Twelfth Supplemental Indenture dated
                    as of June 1, 1992, to Indenture dated
                    as of October 15, 1974, between the
                    Company and The Bank of New York
                    (formerly Irving Trust Company)
                    (Exhibit 4(c), Form 8-K dated
                    June 18, 1992 in File No. 1-3880).

4-12 Thirteenth Supplemental Indenture dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company)
                    (Exhibit 4(a)(14) in File No. 33-49401).

4-13                Fourteenth Supplemental Indenture dated
                    as of July 1, 1993, to Indenture dated
                    as of October 15, 1974, between the
                    Company and The Bank of New York
                    (formerly Irving Trust Company)
                    (Exhibit 4.1, Form 10-K for fiscal year
                    ended September 30, 1996 in File No. 1-3880).

4-14                Fifteenth Supplemental Indenture dated
                    as of September 1, 1996, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York
                    (formerly Irving Trust Company)
                    (Exhibit 4.1, Form 10-K for fiscal year ended
                    September 30, 1996 in File No. 1-3880).

4-15 Rights Agreement, dated as of June 12, 1996, between the Company and Marine Midland Bank, which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock (filed as Exhibit 99.1 to
                    Form 8-A dated June 14, 1996, in File
                    No. 1-3880).

5                   Opinion of Phillips, Lytle,
                    Hitchcock, Blaine & Huber as to
                    the legality of the securities
                    registered.

24(a)               Consent of Independent Accountants

24(b)               Consent of Phillips, Lytle,
                    Hitchcock, Blaine & Huber
                    (included in Exhibit 5)

24(c)               Consent of Ralph E. Davis and
                    Associates, Inc.

                           EXHIBIT 4-5


                       STATE OF NEW JERSEY
                       DEPARTMENT OF STATE
              FILING CERTIFICATION (CERTIFIED COPY)


                    NATIONAL FUEL GAS COMPANY

     I, the Secretary of State of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate of Amendment Filed in this office April 3, 1998 as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 6th day of April, 1998


                                        /s/LONNA R. HOOKS
                                        _________________________
                                        LONNA R. HOOKS
                                        Secretary of State

                    CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                    NATIONAL FUEL GAS COMPANY

                      DATED:  April 2, 1998


     The undersigned corporation, National Fuel Gas Company, having adopted amendments to its certificate of incorporation, as heretofore restated and amended (the "Restated and Amended
Certificate"), pursuant to Section 14A:9-4(3) of the New Jersey
Business Corporation Act, hereby certifies as follows:

     1.   Name.  The name of the corporation is NATIONAL FUEL GAS
COMPANY (the "Corporation").

     2. Amendments. The Restated and Amended Certificate is further amended in the following two respects: (i) Article FOURTH thereof is amended to increase the number of authorized shares of common stock, par value $1.00 per share, from 100,000,000 to 200,000,000 (the "Common Stock Amendment"); and
(ii) Article FOURTH thereof is further amended by deleting the provisions therein for the former 3,200,000 shares of preferred stock, par value $25 per share, and substituting therefor provisions establishing a new class of preferred stock, consisting of 10,000,000 shares of preferred stock, par value $1.00 per share, and correlative amendments are made to Articles FIFTH and SIXTH thereof to reflect the newly created class of preferred stock (the "Preferred Stock Amendment" and, collectively with the Common Stock Amendment, the "Amendments"). The text of the Amendments, in combined form, is annexed hereto as Appendix A.

     3. Date of Shareholder Adoption. The date of adoption of these Amendments by the shareholders of the Corporation was February 26, 1998.

     4. Shares Entitled to Vote. The number of shares of the Corporation entitled to vote on the Amendments was 38,237,435 shares of common stock, par value $1.00 per share.

     5. Vote on Amendments. (A) The number of shares voted for and against the Common Stock Amendment were as follows:

               FOR            - 29,700,741 Common Shares

               AGAINST        - 2,265,428 Common Shares

          (B) The number of shares voted for and against the Preferred Stock Amendment and the number of abstentions were as follows:

               FOR            - 18,323,995 Common Shares

               AGAINST        - 8,874,937 Common Shares

     6. Effective Date. The Amendments shall become effective on the date of filing.

     IT WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                   NATIONAL FUEL GAS COMPANY


                                   By: /s/ P.C. Ackerman
                                      __________________________
                                      P.C. Ackerman
                                      Senior Vice President

                                                       Appendix A


     I.   Article Fourth of the Restated Certificate of
Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

     FOURTH: The total authorized capital stock of this corporation shall consist of Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share and Two Hundred Million (200,000,000) shares of Common Stock having the par value of One Dollar ($1.00) per share.

     The designations and relative rights, powers, preferences and limitations of the different classes of capital stock of this corporation, are as follows:

     1.   Characteristics of Common Stock and Preferred Stock

     The Board of Directors shall have the authority to amend this Certificate of Incorporation from time to time to divide the shares of the Preferred Stock into one or more series and to determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created. For illustrative purposes only, the foregoing power of the Board of Directors shall include, but shall not be limited to, the determination of the following terms:

          (a) the maximum number of shares to constitute each such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

          (b) whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights, subject to the provisions of paragraph 7 hereof;

          (c) the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

          (d) whether the shares of each such series shall be subject to redemption, and, if made subject to redemption, the time or times, price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

          (e) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the volumtary or involuntary liquidation, dissolution or winding-up of the corporation, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

          (f) whether or not the shares of each such series shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

          (g) whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by the corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of the corporation or the holders of such shares;

          (h) the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or any other class or classes or any other series of capital stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the corporation;

          (i) the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the corporation; and

          (j) any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article FOURTH or any amendment creating such series.

     Each share of Common Stock shall be equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

     2.   Dividends on Preferred Stock

     No holder of outstanding shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than the dividends provided therefor pursuant to paragraph 1 hereof.

     3.   Redemption and Repurchase of Preferred Stock

     If, on or before the redemption date with respect to any shares of any series of Preferred Stock that are subject to redemption, as fixed or determined pursuant to paragraph 1 hereof, this corporation shall deposit with a bank, trust company or other financial institution monies necessary for the redemption of such shares, then, notwithstanding that any certificate for such shares so redeemed shall not have been surrendered for cancellation, from and after such redemption date, all rights and preferences with respect to such shares so redeemed shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the monies so deposited, the amount payable upon redemption of such shares, without interest. Any such monies so deposited by this corporation and unclaimed at the end of six (6) years from such redemption date shall be repaid to this corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

     Nothing herein contained shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the extent and in the manner now or hereafter permitted by law.

     4.   Dividends on Common Stock

     Subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

     5.   Distributions on Common Stock

     In the event of any liquidation, dissolution or winding up of this corporation, and subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation shall be divided among and paid to the holders of the Common Stock according to their respective shares.

     6.   Preemptive Rights

     No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.

     7.   Voting Rights

     At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein. The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as otherwise expressly provided herein or in any amendment creating a series of Preferred Stock and except for those purposes, if any, for which said rights cannot be denied or waived under mandatory provisions of law that shall be controlling. If, and to the extent that, the shares of any series of Preferred Stock are provided voting rights in accordance with the provisions hereof, including the provision of such voting rights in any amendment creating such series, each holder of shares of such series of Preferred Stock shall be entitled to one vote for each outstanding share of such series of Preferred Stock held by such holder.

     8.   Reclassification, etc.

     From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the

Preferred Stock (or of any series thereof) required by the provisions of any amendment creating any series of Preferred Stock or by applicable law, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of Common Stock shall not be subject to amendment, alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose), of the holders of Common Stock as may be provided by law.

     9.   Consideration for Shares

     To the extent permitted by law, this corporation may, at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a general formula established by the Board of Directors, or at not less than such minimum consideration as the Board of Directors may authorize.

     II.  Paragraph 4(k) of Article FIFTH of the Restated
Certificate of Incorporation of the National Fuel Gas Company is hereby amended in its entirety to read as follows:

     (k) "Subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.

     III. The phrase "voting separately as a class, pursuant to paragraph 10 of Article FOURTH hereof" in the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby deleted and replaced by the words "voting separately from the Common stock as provided in any amendment crating any series of Preferred Stock".

     IV.  The last paragraph of Article SIXTH of the Restated
Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

     Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately from the Common Stock, to elect directors of this corporation, the number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of any amendment creating any series of Preferred Stock; and such directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.

                            EXHIBIT 5

             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
              BLAINE & HUBER LLP AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED



                                   May 1, 1998



National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203

          Re: National Fuel Gas Company - Registration Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of the National Fuel Gas Company 1997 Award and Option Plan (the "Plan"), covering the registration of 1,900,000 shares of Common Stock of the National Fuel Gas Company (the "Company"), we have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its Directors, the Plan and such other documents and corporate records and proceedings relating to the proposed issuance of the Common Stock and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of New Jersey.

          2. The Common Stock has been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,

               /s/ PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

                          EXHIBIT 24(a)

               CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
October 24, 1997, appearing on page 50 of National Fuel Gas
Company's Annual Report on Form 10-K for the year ended
September 30, 1997.



/s/ PRICE WATERHOUSE LLP



Buffalo, New York
May 1, 1998

                          EXHIBIT 24(c)

                 RALPH E. DAVIS ASSOCIATES, INC.


             Consultants - Petroleum and Natural Gas
                 3555 Timmons Lane - Suite 1105
                      Houston, Texas  77027
                         (713) 622-8955

                       CONSENT OF ENGINEER


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the National Fuel Gas Company 1997 Award and Option Plan, and in the related Prospectus, of our audit report dated October 9, 1997 and to the reference to our estimate dated October 1, 1997 appearing in the National Fuel Gas Company Annual Report on Form 10-K for the fiscal year ended September 30, 1997.




























                              RALPH E. DAVIS ASSOCIATES, INC.
                              /s/ Larry A. Barnett
                                  Larry A. Barnett, P.E.
                                  Senior Vice President


Houston, Texas
April 29, 1998